Longview Marquis Master Fund, L.P.
c/o Viking Asset Management, L.L.C.
600 Montgomery Street, 44th Floor
San Francisco, CA 94111

August 29, 2008

interCLICK, Inc.
401 E. Las Olas Blvd.
Suite 1560
Ft. Lauderdale, Florida 33101.
Attention: Chief Executive Officer

Re:	Amendment to Note No. VAM-001

Ladies and Gentlemen:

Reference is hereby made to each of (i) that certain Securities Purchase Agreement, dated as of November 15, 2007, by and among Customer Acquisition Network Holdings, Inc. (n/k/a interCLICK, Inc.) (the “Company”), Longview Marquis Master Fund, L.P. (“Buyer”), and Alpha Capital Anstalt (such Securities Purchase Agreement, as amended through the date hereof and as may otherwise be amended, restated, suplemented or modified and in efect from time to time, the “Purchase Agreement”), pursuant to which the Company issued to Buyer that certain Note No. VAM-001 in the original principal amount of $4,388, 889.00 (such Note, together with any promissory note or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Buyer Note”), of which $1,289,991.49 principal amount remains outstanding on the date hereof.

Buyer and the Company and the Subsidiaries hereby agree that, subject to, and effective upon, the receipt by Buyer of cash in the amount of $20,000 (the “Extension Amount”), by wire transfer of immediately available funds in accordance with the instructions set forth on Exhibit A hereto, from the Company by no later than 5:00 p.m. New York time, on the date hereof (such time and date, the “Payment Deadline”), the definition of “Maturity Date” set forth in the Appendix to the Buyer Note shall be amended to read in its entirety as follows:

“Maturity Date” means September 29, 2008.”

In the event that Buyer does not receive the Extension Amount by the Payment Deadline, this Agreement shall be null and void and of no force and effect, and the Buyer Note shall not be amended in the manner set forth herein (i.e., the “Maturity Date” in the Buyer Note shall remain August 30, 2008).

This letter agreement shall be governed by, and construed in accordance with, the internal laws of the state of New York, without giving effect to its principles of conflicts of laws, shall be binding upon the parties hereto and their respective successors and assigns, and may be executed in counterparts (which may be delivered by facsimile or other electronic transmission).

As modified hereby, the Amendment Agreement remains in full force and effect.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed as of the date first written above.

LONGVIEW MARQUIS MASTER FUND, L.P.,
a British Virgin Islands limited partnership

By: Viking Asset Management, LLC
Its: Investment Adviser

By: S. Michael Rudolph
Name: S. Michael Rudolph
Title: Chief Financial Officer

Acknowledged and Agreed to this 29th day of August, 2008.

INTERCLICK, INC.

By:	/s/ Michael Mathews
Name:	Michael Mathews
Title:	Chief Executive Officer

CUSTOMER ACQUISITION NETWORK, INC.

By:	/s/ Michael Mathews
Name:	Michael Mathews
Title:	Chief Executive Officer

DESKTOP ACQUISITION SUB, INC.

By:	/s/ Michael Mathews
Name:	Michael Mathews
Title:	Chief Executive Officer